EXHIBIT 23.6

                                   CONSENT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




Patriot Scientific Corporation
San Diego, California


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated December 17, 1996 relating to the financial statements of Metacomp, Inc., referred to in Patriot Scientific Corporation's Annual Report on Form 10-KSB for the year ended May 31, 1997.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ HARLAN & BOETTGER, LLP



San Diego, California
March 24, 1998